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                                                                     EXHIBIT 2.1

                     PLAN OF REORGANIZATION AND ACQUISITION

                     PURSUANT TO SECTION 26B OF CHAPTER 172
                      OF THE GENERAL LAWS OF MASSACHUSETTS

     This Plan of Reorganization and Acquisition (the "Plan") is dated as of March 12, 2001, and made between Lawrence Savings Bank, a Massachusetts savings bank in stock form (the "Bank"), and LSB Corporation, a Massachusetts corporation ("LSB Corp.").

     The Bank is a stock savings bank, duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with its principal office at 30 Massachusetts Avenue, North Andover, Massachusetts 01845. As of the date hereof, the authorized capital stock of the Bank consists of (1) 20,000,000 shares of common stock, par value $0.10 per share (the "Bank Common Stock"), of which 4,371,500 shares are issued and outstanding, 286,530 shares are reserved for issuance under the Bank's 1986 Stock Option Plan (as the same may be renamed from time to time), and, 158,800 shares are reserved for issuance under the Bank's 1997 Stock Option Plan (the 1986 Stock Option Plan and the 1997 Stock Option Plan are collectively referred to herein as the "Stock Option Plans"), and (2) 5,000,000 shares of preferred stock, par value $0.10 per share, none of which shares are issued and outstanding.

     LSB Corp. is a corporation, duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with its principal office at 30 Massachusetts Avenue, North Andover, Massachusetts 01845. The articles of organization of LSB Corp. at the Effective Time (as defined herein) will provide for authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.10 per share (the "LSB Corp. Common Stock"), and 5,000,000 shares of preferred stock, par value $0.10 per share. As of the date hereof, there are 100 shares of LSB Corp. Common Stock issued and outstanding, all of which are held by the Bank.

     The Bank and LSB Corp. have agreed that LSB Corp. will acquire all of the issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) in exchange for shares of LSB Corp. Common Stock (together with associated preferred stock purchase rights) pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts and of this Plan. The Plan has been adopted and approved by a vote of a majority of all the members of the Board of Directors of the Bank, and by a vote of a majority of all the members of the Board of Directors of LSB Corp. The officers of the Bank and of LSB Corp. whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

     Now, THEREFORE, in consideration of these premises, the Bank and LSB Corp. agree as follows:

SECTION 1 -- APPROVAL AND FILING OF PLAN

     1.1. The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with the applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Essex, Commonwealth of Massachusetts. Both of said publications shall be at least fifteen days prior to the date of the meeting.

     1.2. Upon approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Bank Common Stock as required by law, the Bank and LSB Corp. shall submit the Plan to the Commissioner of Banks of The Commonwealth of Massachusetts (the "Bank Commissioner") for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts. The Plan shall be accompanied by such certificates of the respective officers of the Bank and LSB Corp. as may be required by law and a written request from the Bank that the Plan not be filed by the Bank Commissioner until such future time as the Bank Commissioner shall have received from the


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Bank and LSB Corp. the written notice described in Subsection 2.1.

     1.3. If the requisite approval of the Plan is obtained at the meeting of holders of Bank Common Stock referred to in Subsection 1.1, thereafter and until the Effective Time, as hereinafter defined, the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that the Plan has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to acquisition by LSB Corp. pursuant to the Plan.

SECTION 2 -- DEFINITION OF EFFECTIVE TIME

     2.1. The Plan shall become effective at 12:01 A.M. on the first business day following the date on which the Bank and LSB Corp. advise the Bank Commissioner in writing (i) that all the conditions precedent to the Plan becoming effective specified in Section 5 have been satisfied and (ii) that the Plan has not been abandoned by the Bank or LSB Corp. in accordance with the provisions of Section 6, or at such other date and time as is specified in such written notice to the Bank Commissioner. Such time is hereafter called the "Effective Time."

SECTION 3 -- ACTIONS AT THE EFFECTIVE TIME

     3.1. At the Effective Time, LSB Corp. shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, LSB Corp. shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

     3.2. At the Effective Time, the shares of LSB Corp. Common Stock which are outstanding immediately prior to the Effective Time shall be canceled.

     3.3. At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) shall, without any further action on their part or on the part of LSB Corp., automatically and by operation of law cease to own such shares and shall instead become owners of one share of LSB Corp. Common Stock (together with associated preferred stock purchase rights) for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of LSB Corp. Common Stock, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof.

     3.4. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of LSB Corp. Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

     3.5. Notwithstanding any of the foregoing, any Dissenting Stockholder, as defined in Subsection 8.1, shall have such rights as are provided by Subsection
8.2 and by the laws of The Commonwealth of Massachusetts.

SECTION 4 -- ACTIONS AFTER THE EFFECTIVE TIME

     As soon as practicable and in any event not more than thirty days after the Effective Time:

     4.1. LSB Corp. shall deliver to the transfer agent for the Bank and LSB Corp. (the "Transfer Agent"),


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as agent for the then holders of the Old Certificates (other than Old
Certificates representing shares of Bank Common Stock as to which dissenters' appraisal rights shall have been exercised), a certificate or certificates for the aggregate number of shares of LSB Corp. Common Stock (the "New Certificates"), to which said holders shall be entitled. Each such holder may surrender his Old Certificate to the Transfer Agent and receive in exchange therefor a New Certificate for an equal number of shares of LSB Corp. Common Stock. However, holders of Old Certificates need not surrender Old Certificates to the transfer Agent in exchange for a New Certificate. The Transfer Agent shall treat Old Certificates as representing for all purposes an equal number of shares of LSB Corp. Common Stock.

     4.2. LSB Corp. may publish a notice to the holders of all Old Certificates, specifying the Effective Time of the Plan and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange for a New Certificate representing an equal number of shares of LSB Corp. Common Stock. Such notice may likewise be given by mail to such holders at their addresses on the Bank's records.

SECTION 5 -- CONDITIONS PRECEDENT

     The Plan and the acquisition provided for herein shall not become effective unless all of the following first shall have occurred:

     5.1. The Plan shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding Bank Common Stock at a meeting of such stockholders called for such purpose.

     5.2. The Plan shall have been approved by the Bank Commissioner and a copy of the Plan with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B of Chapter 172 of the General Laws of Massachusetts.

     5.3. Any approval, consent, or waiver required by the Board of Governors of the Federal Reserve System shall have been received, and any waiting period imposed by applicable law shall have expired.

     5.4. The Bank shall have received a favorable opinion from KPMG, LLP, satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of the Plan and the acquisition contemplated thereby.

     5.5. The shares of LSB Corp. Common Stock (together with associated preferred stock purchase rights) to be issued to the holders of Bank Common Stock pursuant to the Plan shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws.

     5.6. The Bank and LSB Corp. shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by the Bank or LSB Corp., prior to the consummation of the acquisition provided for by the Plan and to LSB Corp.'s having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it thereunder.

SECTION 6 -- ABANDONMENT OF PLAN

     6.1. The Plan may be abandoned by either the Bank or LSB Corp. at any time before the Effective Time in the event that:

          (a) Necessary regulatory approvals cannot be obtained, or the conditions or obligations associated with such regulatory approvals make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of Bank or LSB Corp.;

          (b) The number of shares of Bank Common Stock owned by Dissenting Stockholders, as defined in Subsection 8.1, shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or LSB Corp.;


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          (c) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or LSB Corp.; or

          (d) For any other reason consummation of the acquisition contemplated by the Plan is inadvisable in the opinion of the Bank or LSB Corp..

     Such abandonment shall be effected by written notice by either the Bank or LSB Corp. to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such on the part of the Bank or LSB Corp. or the Directors, officers, employees, agents or stockholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and LSB Corp. in connection with the Plan and the proposed acquisition. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.

SECTION 7 -- AMENDMENT OF PLAN

     7.1. The Plan may be amended or modified at any time by mutual agreement of the Boards of Directors of LSB Corp. and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Bank Commissioner shall approve of such amendment or modification.

SECTION 8 -- RIGHTS OF DISSENTING STOCKHOLDERS

     8.1. "Dissenting Stockholders" shall mean those holders of Bank Common Stock who file with the Bank before the taking of the vote on the Plan, written objection to the Plan, pursuant to Section 86 of Chapter 156B of the General Laws of Massachusetts, stating that they intend to demand payment for their shares of Bank Common Stock if the Plan is consummated and whose shares are not voted in favor of the Plan.

     8.2. Dissenting Stockholders who comply with the provisions of Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the fair value of such shares as provided by law, shall be canceled. Shares of LSB Corp. Common Stock, to which Dissenting Stockholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of LSB Corp. Common Stock and may be sold or otherwise disposed of by LSB Corp. at the discretion of, and on such terms as may be fixed by, its Board of Directors.

SECTION 9 -- STOCK OPTIONS; SHAREHOLDER RIGHTS PLAN

     9.1 By approving and entering into the Plan and by consummation of the acquisition contemplated by the Plan, LSB Corp. shall have approved adoption by LSB Corp. of the Stock Option Plans of the Bank as the Stock Option Plans of LSB Corp. and shall have agreed to issue LSB Corp. Common Stock in lieu of Bank Common Stock pursuant to stock options then outstanding under the Stock Option Plans. As of the Effective Time, the unexercised portion of the options outstanding under the existing Stock Option Plans shall be assumed by LSB Corp. and thereafter shall be exercisable only for shares of LSB Corp. Common Stock, with each such option being exercisable for a number of shares of LSB Corp. Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such option. LSB Corp. and the Bank shall make appropriate amendments to the Stock Option Plans to reflect the adoption of such plans as the Stock Option Plans of LSB Corp. without adverse effect upon the options outstanding


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under the Stock Option Plans.

     9.2 By approving and entering into the Plan and by consummation of the acquisition contemplated by the Plan, and subject to any required third party consents or approvals, LSB Corp. shall be deemed to have approved adoption by LSB Corp. of the Rights Agreement dated as of December 19, 1996 between the Bank and State Street Bank and Trust Company (the "Shareholder Rights Plan") as the Shareholder Rights Plan of LSB Corp. and to have agreed to issue LSB Corp. Preferred Stock in lieu of Bank Preferred Stock pursuant to preferred stock purchase rights then outstanding under the Shareholder Rights Plan. As of the Effective Time, the unexercised portion of the rights outstanding under the existing Shareholder Rights Plan shall be assumed by LSB Corp. and thereafter shall be exercisable only for shares of LSB Corp. Preferred Stock, with each such right being exercisable for a number of shares of LSB Corp. Preferred Stock equal to the number of shares of Bank Preferred Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such right or Preferred Stock except that any term or condition referring to the acquisition of a specified number or percentage of outstanding shares of Bank Common or Preferred Stock shall be deemed to refer respectively to a like number or percentage of outstanding shares LSB Corp. Common or Preferred Stock. LSB Corp. and the Bank shall make appropriate amendments to the Shareholder Rights Plan to reflect the adoption of such plan as the Shareholder Rights Plan of LSB Corp. without adverse effect upon any rights outstanding under the such plan.

SECTION 10 -- GOVERNING LAW

     The Plan shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


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SECTION 11 -- COUNTERPARTS

     The Plan may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of the Plan, it shall not be necessary to produce or account for more than one such counterpart.

                                               LAWRENCE SAVINGS BANK
BANK
                                               By: /s/ Paul A. Miller
                                                   ------------------------
                                                   Paul A. Miller
                                                   President and Chief
Executive Officer
ATTEST:

/s/ Robert P. Perreault
--------------------------------
Robert P. Perreault
Clerk

                                               LSB CORPORATION

                                               By: /s/ Paul A. Miller
                                                   --------------------------
                                                   Paul A. Miller
                                                   President and Chief
Executive Officer
ATTEST:

/s/ Robert P. Perreault
--------------------------------
Robert P. Perreault
Clerk

     I hereby approve this Plan of Reorganization and Acquisition.

Date  6/22/01                                      /s/ Thomas J. Curry
                                                   ---------------------------
                                                   Thomas J. Curry
                                                   Commissioner of Banks


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